White & Case
                         Limited Liability Partnership
                          1155 Avenue of the Americas
                         New York, New York 10036-2787




July 1, 1998



Aphton Corporation
80 S.W. 8th Street
Miami, Florida 33130-3047


Dear Sirs:

     We have examined the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by Aphton Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), in connection with the sale from time to time by Smith Barney Security and Growth Fund (the "Selling Stockholder") of 715,000 shares of common stock, no par value, of the Company (the "Resale Shares"), and the issuance by the Company to the Selling Stockholder of up to 225,000 shares of common stock of the Company (the "Warrant Shares") upon exercise of a warrant issued to the Selling Stockholder on June 16, 1997. The terms of the warrant provide that it may not be exercised, and the Warrant Shares will not be issued, prior to June 16, 1998. Terms used but not defined herein have the meanings given to them in the Registration Statement.

     In connection with our opinion expressed below, we have examined originals or copies certified to our satisfaction of such agreements, documents, certificates and other statements of government officials and corporate officers of the Company and such other papers as we have deemed relevant and necessary as a basis for such opinion. As to certain facts material to our opinion, we have relied, to the extent that we deem such reliance proper, upon certificates of public officials and of officers of the Company. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.


     Based upon and subject to the foregoing, it is our opinion that, (i) the Resale Shares have been validly issued, and are fully paid and nonassessable, and (ii) when the Warrant Shares are delivered against payment therefor, the Warrant Shares will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,


                                                     WHITE & CASE LLP

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